Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of March 10, 2015 (this “Amendment”), to the Credit Agreement, dated as of June 6, 2008, as amended and restated as of January 29, 2010, and as further amended and restated as of April 30, 2013 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Dex Media, Inc. (f/k/a Dex One Corporation), Dex Media Holdings, Inc., Dex Media West, Inc., as the Borrower (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrower has requested certain modifications, amendments, and waivers to the Credit Agreement as described herein;

WHEREAS, the Lenders are willing, subject to the terms and conditions set forth herein, to so modify, amend, and waive certain provisions of the Credit Agreement; and

WHEREAS, the Lenders that execute and deliver this Amendment in the capacity of a consenting Lender constitute Required Lenders.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1.                            Definitions.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.                            Amendments to the Credit Agreement.  The Credit Agreement is hereby amended, effective as of the First Amendment Effective Date (as defined below), as follows:

2.1.    Amendments to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)                                 by inserting the following new definitions in appropriate alphabetical order:

“First Amendment” means the First Amendment to this Agreement, dated as of March 10, 2015.

“First Amendment Effective Date” means the date on which the conditions precedent set forth in Section 4 of the First Amendment shall have been satisfied, which for the avoidance of doubt is March 10, 2015.

(b)                                 by amending the definition of “Consolidated EBITDA” by deleting clause (a)(v)(A) in its entirety and restating it as follows:

“(A) cash costs associated with restructurings (including, but not limited to, costs related to severance, IT systems implementation, and lease terminations) incurred during the fiscal years ended December 31, 2015 and December 31, 2016, not to exceed $15,000,000 and $5,000,000, respectively, in each such fiscal year,”

SECTION 3.                            Discounted Voluntary Prepayment.

3.1.    The Borrower shall within thirty (30) days of the First Amendment Effective Date elect to effect (by notice to the Administrative Agent designating such prepayment as the “March 2015 Discounted Voluntary Prepayment”) a Discounted Voluntary Prepayment pursuant to and in accordance with Section 2.15 of the Credit Agreement (the “March 2015 Discounted Voluntary Prepayment”; and such Discounted Voluntary Prepayment offer to Lenders, the “March 2015 Discounted Voluntary Prepayment Offer”).  The Discounted Voluntary Prepayment Amount for the March 2015 Discounted Voluntary Prepayment (the “March 2015 Prepayment Amount”) shall equal $6.50 million.  Notwithstanding Section 2.15 of the Credit Agreement to the contrary, the Lenders hereby acknowledge and agree (i) that the March 2015 Prepayment Amount shall be derived from the Borrower’s unencumbered cash, (ii) the certification required pursuant to Section 2.15(a)(i) of the Credit Agreement by the Borrower in connection with the March 2015 Discounted Voluntary Prepayment, shall not need to include a computation (or any utilization by the Borrower) of Borrower’s Discounted Prepayment Portion of Excess Cash Flow or Borrower’s Discretionary Portion of Excess Cash Flow, and (iii) the March 2015 Discounted Voluntary Prepayment may be effected notwithstanding that such March 2015 Prepayment Amount exceeds an amount equal to the Borrower’s Portion of Excess Cash Flow at this time.

3.2.    The prepayment required as a result of the March 2015 Discounted Voluntary Prepayment shall be made by the Borrower within sixty (60) days of the First Amendment Effective Date.  The amount, if any, of the March 2015 Prepayment Amount not utilized to make the March 2015 Discounted Voluntary Prepayment shall be utilized by the Borrower to make an optional prepayment of the Loans in accordance with Section 2.06(a) of the Credit Agreement (the “2015 Par Repayment”).  The Borrower shall make such 2015 Par Repayment, if applicable, on the Prepayment Date (as defined below), and shall designate by written notice to the Administrative Agent that such prepayment is the 2015 Par Repayment. The “Prepayment Date” shall mean the earlier of (i) the date of the making of the March 2015 Discounted Voluntary Prepayment and (ii) the date that is the sixtieth (60th) day after the First Amendment Effective Date.

3.3 Notwithstanding anything to the contrary contained in the Credit Agreement, neither the March 2015 Discounted Voluntary Prepayment nor the 2015 Par Repayment shall be taken into account in (i) the calculation of Advance Amortization Payments or (ii) calculating prepayments required pursuant to Section 2.06(d) or (e) of the Credit Agreement.

3.4. For the avoidance of doubt, all Loans prepaid by the Borrower pursuant to this Section 3 shall be accompanied by payment of accrued and unpaid interest on the par principal amount so prepaid to, but not including, the date of prepayment.

SECTION 4.                            Effectiveness.  This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which the following conditions have been satisfied:

4.1.    The Administrative Agent (or its counsel) shall have received duly executed and completed counterparts hereof (in the form provided and specified by the Administrative Agent) that, when taken together, bear the signatures of the Ultimate Parent, the Parent, the Borrower and the Required Lenders.

4.2.    The Administrative Agent shall have received on or before the First Amendment Effective Date, on behalf of and for the account of each Lender who consents to this Amendment, an amendment fee for the account of each Lender that delivers to the Administrative Agent (or its counsel) a duly executed and completed signature page hereof on or prior to 5:00 P.M. New York

City time on March 6, 2015 (such time and date, the “Consent Date”), equal to 1.50% of the aggregate principal amount of the Loans held by such Lender as of the Consent Date.

4.3.    To the extent invoiced before the date hereof, the Administrative Agent shall have received payment or reimbursement of its reasonable out-of-pocket expenses in connection with this Amendment required to be paid or reimbursed pursuant to the Credit Agreement, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent.

4.4.    No Default or Event of Default shall have occurred and be continuing under the Credit Agreement.

SECTION 5.                            Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that as of the First Amendment Effective Date:

5.1.    This Amendment has been duly authorized, executed and delivered by it and this Amendment and the Credit Agreement, as amended hereby, constitute its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 6.                            FATCA Status.  The Administrative Agent and the Lenders acknowledge and agree that, solely for purposes of determining the applicability of U.S. Federal withholding Taxes imposed by FATCA, from and after the First Amendment Effective Date, the Credit Agreement (together with any Loans or other extensions of credit pursuant thereto) will not be treated as a “grandfathered obligation” under FATCA.

SECTION 7.                            Effect of Amendment.

7.1.    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

7.2.    On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8.                            General.

8.1.    GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.2.    Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable out-of-pocket fees, charges and disbursements of one counsel for the Administrative Agent.

8.3.    Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of any executed counterpart of a signature page of this Amendment by telecopy or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

8.4.    Headings.  The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

DEX MEDIA, INC.

By:	/s/ Paul Rouse
Name: Paul Rouse
Title: Chief Financial Officer and Treasurer

DEX MEDIA HOLDINGS, INC.

By:	/s/ Paul Rouse
Name: Paul Rouse
Title: Chief Financial Officer and Treasurer

DEX MEDIA WEST, INC.

By:	/s/ Paul Rouse
Name: Paul Rouse
Title: Chief Financial Officer and Treasurer

Signature Page to First Amendment

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE CREDIT AGREEMENT, DATED AS OF JUNE 6, 2008, AS AMENDED AND RESTATED AS OF JANUARY 29, 2010, AND AS FURTHER AMENDED AND RESTATED AS OF APRIL 30, 2013, BY AND AMONG DEX MEDIA, INC. (F/K/A DEX ONE CORPORATION), DEX MEDIA HOLDINGS, INC., DEX MEDIA WEST, INC., THE LENDERS FROM TIME TO TIME PARTIES THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT, AND THE OTHER AGENTS PARTIES THERETO.

JPMORGAN CHASE BANK, N.A,
as Administrative Agent

By:	/s/ Neil R. Boylan
Name: Neil R. Boylan
Title: Managing Director

Signature Page to First Amendment